Exhibit 99.1

FOR IMMEDIATE RELEASE	No. 09-01
For more information contact: Ronald D. Mogel, Senior Vice President and Chief Financial Officer
Phone: (337) 896-6664

OMNI ANNOUNCES CONTRACT AWARD

AND SCHEDULES EARNINGS RELEASE AND CONFERENCE CALL

CARENCRO, LA – February 10, 2009 – OMNI ENERGY SERVICES CORP. (NASDAQ GM: OMNI) today announced that it has been awarded a significant project with a leading seismic data acquisition company. The project, expected to commence March 1, 2009, encompasses in excess of 5,000 holes, 85% of which are in the transition zone in Louisiana, and the balance being highland activity. The contract will generate approximately $2.5 million in revenue during the first and second quarter of 2009.

Brian J. Recatto, President and Chief Executive Officer of OMNI, commented, “We are very pleased with this display of confidence by our client. This project is a mixture of transition zone and highland drilling and is ideally suited for our capabilities. We face the same challenges as our peer group in navigating through these uncertain times but feel our ability to generate cash and reduce debt to be a primary focus. We are diligent in our efforts to streamline cost and strive for improved execution at the work location.”

Ronald D. Mogel, Senior Vice President and Chief Financial Officer, further added, “Our relationship with our lenders continues to be very strong and we are confident that our revolving credit line is more than adequate for our projected needs. Our careful planning in respect of managing expenses in a tough market, combined with restraint in capital spending, will ensure the continued strength of OMNI and its ability to perform in this challenging environment.”

OMNI additionally stated that it is currently in the process of its annual impairment testing of its goodwill, which is materially affected by current valuations in both the equity and debt markets, as well as near-term market outlook. The fourth quarter results will include a pre-tax, non-cash goodwill/intangible impairment charge pursuant to Statement of Financial Accounting Standards No. 142. This impairment will have no impact on any of the OMNI loan covenants.

OMNI further announced plans to release financial results for the year ended December 31, 2008, on Wednesday, March 11, 2009 after the close of markets in the United States. The Company will conduct a conference call at 2:00 p.m. CST on Thursday, March 12, 2009, to discuss the results with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial (877) 723-9520, confirmation code 7755094, in the United States or (719) 325-4789, confirmation code 7755094, from outside the country.

Listeners may also connect to the simultaneous webcast available from the investor relations section of the Company’s web site at www.omnienergy.com. A replay of the webcast will be available at this site for 30 days after the call.

Date:    March 12, 2009

Time:    2:00 p.m. CST

Listen via Internet: http://ir.omnienergy.com/, Schedule this webcast into MS-Outlook calendar (click open when prompted): http://apps.shareholder.com/PNWOutlook/t.aspx?m=34024&k=EBE84803

Toll-free:          (877) 723-9520

International:    (719) 325-4789

Password:         7755094

Headquartered in Carencro, LA, OMNI Energy Services Corp. offers a broad range of integrated services to geophysical companies engaged in the acquisition of on-shore seismic data and to oil and gas companies operating in the Gulf of Mexico as well as the prolific oil and gas producing regions of the continental United States of America. OMNI provides its services through five business segments: Seismic Drilling (including drilling, survey and permitting services), Environmental Services, Equipment Leasing, Fluid and Transportation Services and Other Services.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties associated with the timely conversion of seismic drilling backlog into revenue, the acceptance and use of OMNI’s expanded environmental cleaning services, OMNI’s dependence on activity in the oil and gas industry, our continued access to credit, labor shortages, permit delays, dependence on significant customers, seasonality and weather risks, competition, technological evolution, the outcome of pending litigation, the continued growth of our environmental services and rental equipment business units, and other risks detailed in OMNI’s filings with the Securities and Exchange Commission.